UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Berkshire Hathaway Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	47-0813844
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Berkshire Hathaway Finance Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	45-0524698
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3555 Farnam Street

Omaha, Nebraska 68131

(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
2.375% Senior Notes due 2039 (and the guarantee of Berkshire Hathaway Inc. related thereto)	New York Stock Exchange LLC
2.625% Senior Notes due 2059 (and the guarantee of Berkshire Hathaway Inc. related thereto)	New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-229396
(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The securities to be registered hereunder are the 2.375% Senior Notes due 2039 (the “2039 Notes”) and the 2.625% Senior Notes due 2059 (the “2059 Notes” and together with the 2039 Notes, the “Notes”) of Berkshire Hathaway Finance Corporation (the “Company”) and the guarantee (the “Guarantee” and together with the Notes, the “Securities”) of each of the 2039 Notes and the 2059 Notes by Berkshire Hathaway Inc. (“Berkshire” and together with the Company, the “Registrants”). The Registrants have filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, a prospectus supplement dated June 12, 2019 (the “Prospectus Supplement”) to a prospectus dated January 28, 2019 (the “Prospectus”) contained in the Registrants’ effective Registration Statement on Form S-3 (Registration No. 333-229396) (the “Registration Statement”), which Registration Statement was filed with the Commission on January 28, 2019, relating to the Securities. The Registrants incorporate by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.	Description of Registrant’s Securities to be Registered

The information required by this item is incorporated by reference to the information contained in the sections captioned “Description of the Notes and Guarantees” in the Prospectus Supplement and “Description of the Debt Securities” in the Prospectus.

Item 2.	Exhibits

Exhibit No.	Exhibit Description

4.1	Indenture, dated as of January 26, 2016, by and among Berkshire Hathaway Inc., Berkshire Hathaway Finance Corporation, and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-3 (Registration No. 333-229396) filed with the Commission on January 28, 2019).

4.2	Officers’ Certificate of Berkshire Hathaway Finance Corporation, dated as of June 19, 2019, including the form of Berkshire Hathaway Finance Corporation’s 2.375% Senior Notes due 2039 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Commission on June 19, 2019).

4.3	Officers’ Certificate of Berkshire Hathaway Finance Corporation, dated as of June 19, 2019, including the form of Berkshire Hathaway Finance Corporation’s 2.625% Senior Notes due 2059 (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the Commission on June 19, 2019).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, each Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BERKSHIRE HATHAWAY INC.

By:	/s/ Marc D. Hamburg
	Name:	Marc D. Hamburg
	Title:	Senior Vice President and Chief Financial Officer

BERKSHIRE HATHAWAY FINANCE CORPORATION

By:	/s/ Marc D. Hamburg
	Name:	Marc D. Hamburg
	Title:	President

Date: July 17, 2019